Exhibit 3.507

FILED
In the Office of the
Secretary of State of Texas

MAY 5 1999

Corporations Section
STATE OF TEXAS
CERTIFICATE OF LIMITED PARTNERSHIP
     The undersigned General Partners, desiring to form a limited partnership under the provisions of the Texas Revised Limited Partnership Act, certify as follows:
1.	The name of the partnership is Frontier Disposal, L.P.

2.	The address of the partnership’s registered office is 777 Post Oak Boulevard, Suite 400, Houston, Harris County, Texas 77056.

3.	The name and address of the partnership’s registered agent and registered office for service of process is Steelhammer & Miller, P.C. at Three Riverway, Suite 700, Houston, Texas 77056.

4.	The address of the principal office where records are required to be kept or made available is 777 Post Oak Boulevard, Suite 400, Houston, Harris County, Texas 77056.

5.	The name, mailing address, and street address of the business or residence of each general partner is as follows:

Business or Residence
Name	Mailing Address	Address
Frontier Disposal (Texas), L.L.C.	777 Post Oak Blvd.	777 Post Oak Blvd.
	Suite 400	Suite 400
	Houston, Texas 77056	Houston, Texas 77056
6	This certificate of limited partnership shall be effective on the date of filing with the Secretary of State.
     I affirm, under the penalties of perjury, that this certificate is executed on May 4, 1999, and to the best of my knowledge and belief, the facts stated in this certificate are true.
     Executed on May 4, 1999.

FRONTIER DISPOSAL (TEXAS), L.L.C., the General Partner

By:	/s/ Robert H. Steelhammer

Robert H. Steelhammer, Vice President,
Secretary and Manager

FILED
In the Office of the
Secretary of State of Texas

MAR 31 2000

Corporations Section
AMENDMENT TO
THE CERTIFICATE OF
LIMITED PARTNERSHIP
OF FRONTIER DISPOSAL, L.P.
The undersigned General Partner of Frontier Disposal, L.P., a Texas limited partnership, certifies the following amendment to the Certificate of Limited Partnership that was filed on May 5, 1999 in the Office the Secretary of State:
     Paragraph 1 of the Certificate of Limited Partnership is amended to read:
          1. The name of the limited partnership is Frontier Waste Services, L.P.
This amendment to the certificate of limited partnership shall be effective on the date of filing with the Secretary of State.
I affirm, under penalty or perjury, that this Certificate of Amendment is executed on March 31, 2000 and, to the best of my knowledge and belief, the facts stated in this Certificate are true.

Dated: March 31, 2000	FRONTIER DISPOSAL (TEXAS),
L.L.C., the General Partner

	By:	/s/ Larry J. Martin

Larry J. Martin, Manager and
President

FILED
In the Office of the
Secretary of State of Texas

SEP 28 2005

Corporations Section
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
FRONTIER WASTE SERVICES L.P.
Pursuant to the provisions of Section 2.02 of the Texas Revised Limited Partnership Act, the undersigned limited partnership desires to amend its certificate of limited partnership and for that purpose submits the following certificate of amendment.
1.	The name of the limited partnership is Frontier Waste Services, L.P.

2.	The certificate of limited partnership is amended as follows:

Paragraph 5 of the Certificate of Limited Partnership is amended to read:
     5. The name, mailing address, and street address of the business of the general partner is: Allied Waste Landfill Holdings, Inc., 15880 N. Greenway-Hayden Loop, #100, Scottsdale, Arizona 85260.
IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 28th day of September, 2005.

FRONTIER WASTE SERVICES, L.P.

By:	Allied Waste Landfill Holdings, Inc.,
a Delaware corporation, its general partner

/s/ Jo Lynn White

Jo Lynn White, Secretary

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Roger Williams Secretary of State
Office of the Secretary of State
November 15, 2006
CT Corporation System
701 Brazos, Ste. 360
Austin, TX 78701 USA
RE: FRONTIER WASTE SERVICES, L.P.
File Number: 12011610
File Date: 11/14/2006
It has been our pleasure to file the amendment to the certificate or application of limited partnership for the referenced limited partnership. This letter may be used as evidence of the filing and payment of the filing fee.
If we may be of further service at any time, please let us know.
Sincerely,
Corporations Section
Statutory Filings Division
(512) 463-5555

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	TTY: 7-1-1
Prepared by: Mary Ann Conkel		Document: 151337080002

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Roger Williams Secretary of State
Office of the Secretary of State
CERTIFICATE OF FILING
OF
FRONTIER WASTE SERVICES, L.P.
Filing Number: 12011610
The undersigned, as Secretary of State of Texas, hereby certifies that an amendment to the certificate of limited partnership or the application for registration as a foreign limited partnership for the above named limited partnership has been received in this office and filed as provided by law on the date shown below.
Accordingly, the undersigned, as Secretary of State hereby issues this Certificate evidencing the filing in this office.
Dated: 11/14/2006
Effective: 11/14/2006

/s/ Roger Williams
Roger Williams
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	TTY: 7-1-1
Prepared by: Mary Ann Conkel		Document: 151337080002

Form 424 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use. FILED In the Office of the Secretary of State of Texas NOV 14 2006 Corporations Section
Entity Information
The name of the filing entity is:
Frontier Waste Services, L.P.
State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.
The filing entity is a: (Select the appropriate entity type below.)

☐ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☐ Limited Liability Company	☑ Limited Partnership
The file number issued to the filing entity by the secretary of state is: 0012011610
The date of formation of the entity is: 05/05/1999
Amendments
1. Amended Name
(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)
The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:
The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.
2. Amended Registered Agent/Registered Office
The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:
Form 424

6

Registered Agent
(Complete either A or B, but not both. Also complete C.)
☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR
☐ B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix
C. The business address of the registered agent and the registered office address is:

TX

Street Address (No P.O. Box)	City	State	Zip Code
3. Other Added, Altered, or Deleted Provisions
Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.
Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☑ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:
The new principal business address is: 18500 North Allied Way, Phoenix, Arizona 85054

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval
The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.
Form 424

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Effectiveness of Filing
A. ☑ This document becomes effective when the document is filed by the secretary of state.
B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:
C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day-after the date of signing is:
The following event or fact will cause the document to take effect in the manner described below:

Execution
The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.
Date: November 6, 2006

/s/ Ryan N. Kenigsberg
Ryan N. Kenigsberg, Attorney-In-Fact
Signature and title of authorized person(s) (see instructions)

Form 424

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